UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

Anacor Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34973	25-1854385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

On January 8, 2015, Anacor Pharmaceuticals, Inc. (the “Company”) entered into a Sixth Amendment (the “Amendment”) to the Company’s lease (the “Lease”) with Balzer Family Investments, L.P. (the “Lessor”) relating to office and laboratory space leased by the Company in Palo Alto, California.  The Lease is currently scheduled to expire on December 31, 2015.  Pursuant to the Amendment, the Lessor granted to the Company two one-year options to extend the term of the Lease through December 2016 and December 2017 and one three-month option to extend the term of the Lease through March 2018.  The Company did not make any payment to the Lessor in connection with the Amendment.

The description of the Amendment above is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.                          Regulation FD Disclosure.

The Company will be conducting investor meetings during the week of January 12, 2015.  At such meetings, representatives of the Company may note that the Company recently completed two two-year carcinogenicity studies for AN2728 and that neither study identified any evidence of AN2728-related malignancies.

The information in this Item 7.01 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.                          Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to Lease, dated as of January 8, 2015, by and between Balzer Family Investments, L.P. and Anacor Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

By:	/s/Ryan T. Sullivan
	Name:	Ryan T. Sullivan
	Title:	Senior Vice President and General Counsel

Date: January 12, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to Lease, dated as of January 8, 2015, by and between Balzer Family Investments, L.P. and Anacor Pharmaceuticals, Inc.